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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 333-51309 and 333-77843 on Form S-3 and Registration Statement Number 333-56161 on Form S-8 of Sempra Energy of our report, relating to Sempra Energy Services Savings Plan dated October 10, 2000, appearing in the Annual Report on Form 11-K/A of Sempra Energy for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

San Diego, California
November 8, 2000